Exhibit 10.2

CONSENT TO SUBSEQUENT FINANCING

This Consent to Subsequent Financing (the “Subsequent Financing Agreement”), dated as of the 5th day of October 2016, is by and between Inventergy Global, Inc., a Delaware corporation (the “Company”) and the undersigned purchaser (the “Purchaser”). The Company is offering its common stock and common stock purchase warrants pursuant to an effective registration statement filed on Form S-1 (File No. 333-211211) (the “Offering”). Section 4.12 (Participation in Future Financing), Section 4.18 (Restriction on Subsequent Financings) and Section 4.20 (Obligation to Redeem Series C and Series E Convertible Preferred Stock) of that certain Securities Purchase Agreement, dated July 21, 2016 (“July Purchase Agreement”), Section 4.11 (Participation in Future Financing) and Section 4.12(a) (Restriction on Subsequent Financings) of that certain Securities Purchase Agreement dated May 16, 2016 (“May Purchase Agreement”) and Section 4.12 (Participation in Future Financing) of that certain Securities Purchase Agreement, dated January 21, 2016 (“January Purchase Agreement”) by and among the Company and the purchasers thereto contains certain restrictions on the Company’s ability to enter into a Subsequent Financings, participation rights and the use of proceeds thereof (“Subsequent Financing Restrictions”). In consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and notwithstanding the Subsequent Financing Restrictions, the parties hereto hereby agree that the Company may consummate the Offering provided that:

1.	the exercise price of the Common Stock Purchase Warrant issued pursuant to the July Purchase Agreement shall be reduced to $1.43;

2.	the exercise price of the Common Stock Purchase Warrant issued pursuant to the May Securities Purchase Agreement shall be reduced to $1.86;

3.	pursuant to Section 3(b) of the Common Stock Purchase Warrant issued pursuant to the January Securities Purchase Agreement, the exercise price thereof shall be adjusted to the public offering price of the securities in the Offering; and

4.	solely as it relates to the net proceeds of the Offering (and not to any other Subsequent Financing), the redemption obligation of the Company under the first sentence of Section 4.20 of the July Purchase Agreement shall be made in the following order of priority:

(a)	$3.8 million of the net proceeds of the Offering to the Company;

(b)	100% of the net proceeds from the Offering following payment of (a) above, other than an Exempt Issuance, to the redemption of all but one share of the Series C Preferred Stock per holder (approximately $1.4 million in the aggregate);

(c)	100% of the net proceeds of the Offering following the payments of (a) and (b) above to the redemption in full of the Series E Preferred Stock; and

(d)	The balance of any net proceeds from the Offering to the Company.

5.	In the event that the Series E Preferred Stock is not redeemed on or prior to January 25, 2017, the Optional Redemption Amount shall thereafter be 165% of the aggregate Conversion Amount then outstanding plus all damages and other amounts due in respect thereof.

This consent shall not be effective unless purchasers of the January, May and July Purchase Agreements holding at least a majority in interest of the securities issuable thereunder provide the same consent. The Company represents and warrants that the terms of consent given by any other purchasers under any of the January, May or July Purchase Agreements are no more favorable to such purchasers than the terms set forth hereunder. Except as specifically provided herein, the execution, delivery and effectiveness of this consent shall not operate as a waiver or an amendment of any provision of the January, May or July Purchase Agreements, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith. This consent may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, this Consent to Subsequent Financing has been duly executed as of the day and year first written above.

INVENTERGY GLOBAL, INC.

By:
Name:
Title:

Name of Purchaser: ____________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________

Name of Authorized Signatory: ____________________________________

Title of Authorized Signatory: _____________________________________

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